Exhibit 99.h(1)

Confidential and Proprietary

Not for Reproduction or Re-Distribution

UNDERWRITING AGREEMENT

THIS UNDERWRITING AGREEMENT (the “Agreement”) is made as of                    ,             by and between BNY MELLON DISTRIBUTORS INC., a Massachusetts corporation (“Distributor”), and VERSUS GLOBAL MULTI-MANAGER REAL ESTATE INCOME FUND LLC, a Delaware limited liability company (the “Fund”).

W I T N E S S E T H:

WHEREAS, the Fund intends to operate as a closed-end interval management investment company pursuant to Rule 23c-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), and is registering units of beneficial interest (such units of all series are hereinafter called the “Shares”) to be offered for sale in a public offering and which are registered with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 pursuant to the Fund’s Registration Statement on Form N-2;

WHEREAS, the Shares will be authorized by, and subject to the terms and conditions of, the Operating Agreement of the Fund, as amended from time to time (collectively, the “Fund Documents”), in the form filed as exhibits to the Fund’s Registration Statement; and

WHEREAS, the Fund wishes to retain Distributor to serve as principal underwriter and distributor in connection with the offering by the Fund of that number of Shares of the Fund as shall be agreed upon by the Distributor and the Fund and Distributor wishes to furnish such services.

WHEREAS, Advisors Asset Management Inc. will act as the sub-distributor (“Sub-Distributor”), pursuant to the terms of a Distribution Agreement by and between the Fund, the Distributor, Versus Capital Advisors LLC and the Sub-Distributor, a copy of which is attached hereto as Exhibit A.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

I.                                         Certain Definitions.

As used in this Agreement:

A.                                   “1933 Act” means the Securities Act of 1933, as amended.

B.                                     “1934 Act” means the Securities Exchange Act of 1934, as amended.

C.                                     “1940 Act” has the meaning provided in the recitals to the Agreement.

D.                                    “Affiliate” means, when used with respect to any person, any other person that directly or indirectly, controls, is controlled by or is under common control with

Confidential and Proprietary

Not for Reproduction or Re-Distribution

such person.  A person shall be deemed to control another person if such person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other person, whether through the ownership of voting securities, by contract or otherwise.

E.                                      “Authorized Person” means any officer of the Fund and any other person duly authorized by the Fund’s Board of Directors to give Oral Instructions or Written Instructions on behalf of the Fund or any Fund.  An Authorized Person’s scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

F.                                      “FINRA” means the Financial Industry Regulatory Authority, Inc.

G.                                     “Intellectual Property Rights” means copyright rights, patent rights, trade secret rights, and any other proprietary or intellectual property rights recognized in any jurisdiction in the world.

H.                                    “Oral Instructions” mean oral instructions received by Distributor from an Authorized Person or from a person reasonably believed by Distributor to be an Authorized Person.  Distributor may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

I.                                         “Prospectus” means any Prospectus relating to the Fund or any Fund filed with the SEC and any amendments or supplements thereto at any time filed with the SEC.

J.                                        “Registration Statement” means any Registration Statement, including any Prospectus and any Statement of Additional Information included therein, relating to the Fund or any Fund filed with the SEC and any amendments or supplements thereto at any time filed with the SEC.

K.                                    “SEC” has the meaning provided in the recitals to the Agreement.

L.                                      “Securities Laws” mean the 1933 Act, the 1934 Act, and the 1940 Act.

M.                                 “Statement of Additional Information” means any Statement of Additional Information relating to the Fund or any Fund filed with the SEC and any amendments or supplements thereto at any time filed with the SEC.

N.                                    “Written Instructions” mean (i) written instructions signed by an Authorized Person (or a person reasonably believed by Distributor to be an Authorized Person) and received by Distributor or (ii) trade instructions transmitted (and received by Distributor) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier.  The

Confidential and Proprietary

Not for Reproduction or Re-Distribution

instructions may be delivered electronically (with respect to sub-item (ii) above by hand, mail, tested telegram, cable, telex or facsimile sending device.

II.                                     Appointment of Distributor.

The Fund hereby appoints Distributor to serve as the principal underwriter and distributor of the Shares of the Fund in accordance with the terms set forth in this Agreement.  Distributor accepts such appointment and agrees to furnish such services.  Distributor shall use its best efforts to distribute Shares of the Fund but shall not be obligated to distribute any certain number of Shares.  Distributor and the Fund agree that all orders placed by financial intermediaries or investors will be submitted directly to the Fund, through the transfer agent for the Fund, and not through the Distributor.  Distributor agrees that it will direct any orders received by it for purchase or redemption of the Shares to the transfer agent for the Fund.  Distributor will have no liability for payment for the purchase of Shares sold pursuant to this Agreement or with respect to redemptions or repurchases of Shares.  Distributor shall not cause the Fund to withhold the placing of purchase orders so as to make a profit thereby.

The Fund understands that Distributor is now, and may in the future be, the principal underwriter of the shares of several investment companies and/or series (collectively, the “Investment Entities”), including Investment Entities having investment objectives similar to those of the Fund.  The Fund further understands that investors and potential investors in the Fund may invest in shares of such other Investment Entities.  The Fund agrees that Distributor’s duties to such Investment Entities shall not be deemed in conflict with its duties to the Fund or any Fund under this Agreement.  Distributor shall be under no duty to take any action hereunder on behalf of the Fund or any Fund except as specifically set forth herein or as may be specifically agreed to by Distributor and the Fund in a written amendment hereto.

III.                                 License for Principal Review

Distributor hereby grants to the Fund a limited, nonexclusive, nontransferable right to access and utilize its Principal Review web portal and software system for the review and submission of advertising and sales literature (“Distributor Software”) and such license shall immediately be terminated with the termination of this Agreement.  No right is granted for use of the Distributor Software by any third party affiliated with the Fund unless such third party is approved in advance by Distributor.  Distributor and its suppliers reserve all rights in the Distributor Software and related documentation not expressly granted to the Fund herein.  Distributor and its suppliers will continue to own all of their respective right, title and interest in and to the Distributor Software, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets and other related legal rights utilized in connection with the services provided to the Fund and their respective Intellectual Property Rights therein.

Confidential and Proprietary

Not for Reproduction or Re-Distribution

The Fund will own its respective right, title and interest in and to any and all data, information, records, files, input materials, reports, and forms received, maintained, computed, stored, processed, created, or generated on or by the Distributor Software.

IV.                                Duties and Obligations of the Parties.

A.                                   Duties and Obligations of the Distributor.

To facilitate the distribution of Shares of the Fund, the Distributor will provide the following:

(1)                                  Distributor shall review and provide comments on all sales literature (advertisements, brochures and shareholder communications) for the Fund and each Fund.  When required by rule or regulation and once approved by the Fund and the applicable Fund, Distributor shall file such materials with FINRA, the SEC or other federal and state agencies or other organizations. The Fund acknowledges and agrees that Distributor’s services hereunder are not, and shall not be construed as, constituting legal advice or the provision of legal services for or on behalf of the Fund or any other person.  Distributor’s review of sales literature under this Section IV.A(1) is subject to the review and approval of the Fund or its counsel.

(2)                                  As a Fund Member of the National Securities Clearing Corporation (“NSCC”), Distributor will establish a NSCC participant number for the Fund and will provide an interface for the Fund for trading and settling transactions through the facilities of the NSCC (“NSCC Interface”).  Distributor will ensure that the Fund’s NSCC participant number is properly established and maintained.

B.                                     Duties and Obligations of the Fund.

(1)                                  The Fund agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the registration of the Fund in conformity with the requirements of the 1940 Act.

(2)                                  The Fund agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification and registration of Shares of the Fund in conformity with the 1933 Act and any applicable state blue sky laws..

(3)                                  The Fund shall notify, or cause its designee to notify, Distributor in writing of the jurisdictions in which the Shares are registered or exempt

Confidential and Proprietary

Not for Reproduction or Re-Distribution

from registration and shall notify Distributor promptly in writing of any changes to the information contained in the previous notification.

(4)                                  The Fund authorizes Distributor to use any Prospectus or Statement of Additional Information in the form furnished from time to time in connection with distribution of the Shares.

(5)                                  The Fund shall furnish Distributor with sufficient copies of any and all:  agreements, plans, communications with the public, or other materials which the Fund intends to use in connection with any sales of Shares in adequate time for Distributor to review and file such materials with the proper authorities before they are distributed for use.  Distributor and the Fund may agree that any such material does not need to be filed subsequent to distribution.  In addition, the Fund agrees not to use any such materials until so filed and cleared for use, if required, by appropriate authorities as well as by Distributor.

(6)                                  The Fund acknowledges and agrees that the NSCC participant number established and maintained by the Distributor on behalf of the Fund is for use by the Fund or its transfer agent, and that Distributor is not an agent of the Fund for NSCC purposes.  The Fund shall comply, or cause its transfer agent to comply, with the rules of the NSCC in the use of the Distributor’s NSCC membership to effect transactions in Shares.

(7)                                  Fund acknowledges that Distributor may, but shall not be obligated to, propose from time to time such amendments or supplements to any Registration Statement as Distributor may deem to be necessary or advisable.  Upon receipt of such proposed amendment or supplement, the Fund shall either (i) prepare such amendment and/or supplement proposed by the Distributor, or (ii) provide to Distributor an opinion of counsel to the Fund, in a form satisfactory to Distributor and on which Distributor may rely, indicating that such proposed amendment and/or supplement is not necessary or advisable under applicable law.  If Fund fails to perform either (i) or (ii) above within fifteen days after the Fund’s receipt of such proposed amendment or supplement, Distributor may, but shall not be obligated to, at its option, terminate this Agreement immediately.

(8)                                  Whenever in its judgment such action is warranted by unusual market, economic or political conditions or abnormal circumstances of any kind, the Fund or any Fund may decline to accept any orders for, or make any sales of, the Shares until such time as the Fund or Fund deems it advisable to accept such orders and to make such sales.  The Fund or Fund shall advise Distributor

Confidential and Proprietary

Not for Reproduction or Re-Distribution

promptly of any determination to decline to accept orders for or make sales of the Shares, and shall advise Distributor promptly of any subsequent determination to accept such orders and make such sales.

V.                                    Representations and Warranties of the Parties

A.                                   Representations and Warranties of Distributor.

Distributor represents and warrants to the Fund the following:

(1)                                  In furnishing its services and performing its duties under this Agreement, Distributor shall act in conformity with the applicable Prospectus and Statement of Additional Information and shall not utilize any materials except the applicable Fund Prospectus and Statement of Additional Information and such other materials as the Fund or Fund shall provide or approve.

(2)                                  Distributor undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by Distributor hereunder.  Distributor assumes no responsibility for compliance by the Fund, any Fund or any other entity with the applicable requirements of the Securities Laws or any laws, rules or regulations of governmental authorities having jurisdiction over such entity.

B.                                     Representations and Warranties of the Fund.

(1)                                  The Fund is an investment company registered under the 1940 Act and the Shares sold by each Fund are, and will be, registered under the 1933 Act.

(2)                                  The Fund agrees that it will take all action necessary to register sufficient Shares under the 1933 Act.

(3)                                  All Registration Statements filed by the Fund or any Fund with the SEC under the 1933 Act with respect to the Shares have been prepared in conformity with the requirements of the 1933 Act and the rules and regulations of the SEC thereunder.

(4)                                  Any Registration Statement, when such Registration Statement becomes effective, will contain statements required to be stated therein in conformity with the 1933 Act and the rules and regulations of the SEC.

(5)                                  All statements of fact contained in any such Registration Statement will be true and correct when such Registration Statement becomes effective;

Confidential and Proprietary

Not for Reproduction or Re-Distribution

(6)                                  No Registration Statement, when such Registration Statement becomes effective, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares.

(7)                                  The Fund shall not file any amendment to any Registration Statement or supplement to any Prospectus without giving Distributor reasonable advance notice thereof; provided, however, that nothing contained in this Agreement shall in any way limit the Fund’s right to file at any time such amendments to any Registration Statements and/or supplements to any Prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

(8)                                  The net asset value of the Shares shall be determined in the manner provided in the then current Prospectus and Statement of Additional Information relating to the Shares, and when determined shall be applicable to all transactions as provided in the Prospectus.  The net asset value of the Shares shall be calculated by the Fund or by another entity on behalf of the Fund.  Distributor shall have no duty to inquire into, or liability for, the accuracy of the net asset value per Share as calculated.

(9)                                  The Fund will not issue Shares of Fund that are not in compliance with the applicable conditions and qualifications set forth in NASD Rule 2830 of the Rules of FINRA, as amended from time to time, which enables a member of FINRA to offer or sell investment company securities.

(10)                            The Fund will comply with all 1940 Act restrictions or prohibitions on transactions with Distributor and any of its Affiliates.  The Fund agrees to provide advance notice to Distributor of any transactions it intends to engage in with Affiliates of Distributor.

(11)                            The Fund will comply with all applicable requirements of the Securities Laws and all laws, rules and regulations of governmental authorities having jurisdiction over it.

(12)                            No Shares shall be distributed or offered by the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Fund if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current Prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph shall in any way restrict or have any application to or bearing upon the Fund’s obligation to redeem Shares

Confidential and Proprietary

Not for Reproduction or Re-Distribution

tendered for redemption by any shareholder in accordance with the provisions of the Fund’s Registration Statement or Fund Documents.

VI.                                Compensation.

A.                                   As compensation for services rendered by Distributor during the term of this Agreement, the Fund will pay, or cause the Fund or the Fund’s sponsor or advisor to pay, to Distributor the following fees:

(1)                                  A Distribution Fee. The Fund represents, warrants and agrees that the Distribution Fee payable to the Distributor as described in the Prospectus for the Fund is, and at all times during the Term of this Agreement will be, computed monthly at an annual rate of 0.60% of the net asset value of each shareholder’s Shares (after crediting or debiting any increase or decrease in net asset value for the applicable period but prior to reduction for (i) any repurchase payments to be paid in respect of a repurchase date that is as of such date, (ii) any distributions to be paid as of such date (including any distributions paid in respect of dividends declared by the Fund in the preceding fiscal period) or (iii) investment management fees, Distribution Fees or Account Servicing Fees assessed as of such date) (such fee, the “Distribution Fee”);

(2)                                  An Account Servicing Fee. The Fund represents, warrants and agrees that the Account Servicing Fee payable to the Distributor as described in the Prospectus for the Fund is, and at all times during the Term of this Agreement will be, computed monthly at an annual rate of 0.50% of the net asset value of each shareholder’s Shares (after crediting or debiting any increase or decrease in net asset value for the applicable period but prior to reduction for (i) any repurchase payments to be paid in respect of a repurchase date that is as of such date, (ii) any distributions to be paid as of such date (including any distributions paid in respect of dividends declared by the Fund in the preceding fiscal period) or (iii) investment management fees, Distribution Fees or Account Servicing Fees assessed as of such date) (such fee, the “Account Servicing Fee”); and

(3)                                  Other Fees. Any additional fee or fees as may be agreed to from time to time in a separate letter agreement between the Fund and the Distributor (the “Fee Letter”), which is incorporated into this Agreement and may be amended from time to time.

B.                                     As compensation for services rendered by Distributor under the terms of this Agreement, the Fund acknowledges and agrees that Distributor will be entitled to the underwriter concessions as disclosed in each Fund’s Prospectus or Statement of Additional Information.

Confidential and Proprietary

Not for Reproduction or Re-Distribution

C.                                     For shareholder accounts that do not have a retail broker-dealer assigned to the account as “broker of record” (“Unassigned Accounts”), Distributor will be listed as default payee in the Fund’s applicable records and on the transfer agent’s systems.  As compensation for services rendered by Distributor under the terms of this Agreement, Distributor will be entitled to any Account Servicing Fees, but not Distribution Fees, for Unassigned Accounts which are payable in accordance with the terms of the Fund’s Prospectus and Statement of Additional Information.

D.                                    The Fund acknowledges that Distributor may receive float benefits and/or investment earnings in connection with maintaining certain accounts required to provide services under this Agreement.

E.                                      The Fund acknowledges that from time to time Distributor may make payments out of its own revenue to the advisor or sponsor of the Fund, or a third party vendor designated by the advisor or sponsor, for marketing and distribution expenses incurred by the advisor or sponsor of the Fund.

F.                                      The Fund represents and warrants to Distributor that (i) the terms of this Agreement and the Fee Letter; (ii) the fees and expenses payable to Distributor under the terms of this Agreement and the Fee Letter; and (iii) any benefits accruing to Distributor, to sponsor or advisor to the Fund or any Fund or to any affiliate of the Fund in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, upfront payments, signing payments or periodic payments made or to be made by Distributor to such sponsor or advisor or Affiliate of the Fund relating to or in connection with this Agreement, have been fully disclosed to the Board of Directors of the Fund and that the Board of Directors has approved or will approve the terms of this Agreement, the Fee Letter, any such fees and expenses, and any such benefits.

G.                                     Distributor and the Fund acknowledge and agree that (i) Distributor does not and will not assist investors in purchasing Shares of the Fund or provide investors with investment advice or ongoing services related thereto, and (ii) Distributor’s compensation hereunder is for its services as principal underwriter and distributor.

VII.                            Instructions.

A.                                   Unless otherwise provided in this Agreement, Distributor shall act only upon Oral Instructions or Written Instructions.

B.                                     Distributor shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed by Distributor to be an Authorized Person) pursuant to this Agreement.  Distributor may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of the Fund’s organizational documents or this Agreement or with any vote, resolution or

Confidential and Proprietary

Not for Reproduction or Re-Distribution

proceeding of the Fund’s Board of Directors or any Fund’s shareholders, unless and until Distributor receives Written Instructions to the contrary.

C.                                     The Fund agrees to forward to Distributor Written Instructions confirming Oral Instructions so that Distributor receives the Written Instructions by the close of business on the same day that such Oral Instructions are received.  The fact that such confirming Written Instructions are not received by Distributor or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or Distributor’s ability to rely upon such Oral Instructions.  Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, Distributor shall incur no liability to the Fund or any Fund in acting upon such Oral Instructions or Written Instructions provided that Distributor’ actions comply with the other provisions of this Agreement.

D.                                    Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, Distributor shall incur no liability to the Fund or any Fund in acting upon such Oral Instructions or Written Instructions provided that Distributor’s actions comply with the other provisions of this Agreement.

VIII.                        Right to Receive Advice.

A.                                   Advice of the Fund.  If Distributor is in doubt as to any action it should or should not take, Distributor may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

B.                                     Advice of Counsel.  If Distributor is in doubt as to any question of law pertaining to any action it should or should not take, Distributor may request advice from counsel of its own choosing (who may be counsel for the Fund, the advisor for any Fund or Distributor, at the option of Distributor).

C.                                     Conflicting Advice.  In the event of a conflict between directions, advice, Oral Instructions or Written Instructions Distributor receives from the Fund on the one hand, and the advice it receives from counsel on the other hand, Distributor may rely upon and follow the advice of counsel.

D.                                    Protection of Distributor.  Distributor shall be protected in any action it takes or does not take in reliance upon directions, advice, Oral Instructions or Written Instructions it receives from the Fund or any Fund, or in reliance upon advice from counsel and which Distributor believes, in good faith, to be consistent with such directions. advice, Oral Instructions or Written Instructions.  Nothing in this section shall be construed so as to impose an obligation upon Distributor (i) to seek such directions, advice, Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written

Confidential and Proprietary

Not for Reproduction or Re-Distribution

Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of Distributor’s properly taking or not taking such action.

IX.                                Records; Visits.

A.                                   Any books and records pertaining to the Fund or any Fund that are in the possession or under the control of Distributor, shall be the property of the Fund and such Fund.  Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations.  The Fund and Authorized Persons shall have access to such books and records at all times during Distributor’s normal business hours.  Upon the reasonable request of the Fund or any Fund, copies of any such books and records shall be provided by Distributor to the Fund or to an Authorized Person, at the Fund’s expense.

B.                                     Upon termination of this Agreement, all documents (including any tangible media) related to this Agreement or the services provided hereunder shall be handled as follows:

(1)                                  Notwithstanding anything to the contrary in this Agreement, each party shall retain the documents it is required by law to maintain;

(2)                                  Documents shall be returned to the party that owns the documents to the extent such party so requests, or destroyed to the extent such party requests destruction; provided that any request for return or destruction is made within 90 days after the termination of this Agreement;

(3)                                  All documents related to this Agreement or the services provided hereunder retained by a party after termination of this Agreement, that contain Confidential Information of the other party shall be maintained subject to the provisions of Section X of this Agreement;

(4)                                  Either party may request a copy of any document related to this Agreement or the services provided hereunder retained by the other party after termination of this Agreement; provided that the party making the request reimburses the other party for the reasonable copying cost; and

(5)                                  Notwithstanding any other provision of this Section IX.B., any document related to this Agreement or the services provided hereunder, retained by a party after termination of this Agreement may be destroyed by such party according to its normal records destruction schedule, provided that such schedule is consistent with applicable law.

Confidential and Proprietary

Not for Reproduction or Re-Distribution

X.                                    Confidentiality.

A.                                   Each party shall hold any and all information relating to the other party’s business (“Confidential Information”) in strictest confidence and shall use and permit use of Confidential Information solely for the purposes of this Agreement.  Without limiting the generality of the foregoing, any party receiving Confidential Information of the other party shall use at least the same degree of care, but no less than reasonable care, to avoid disclosure or use of this Confidential Information as the receiving party employs with respect to its own Confidential Information.  Confidential Information includes, but is not limited to:

(1)                                  any data or information that is competitively sensitive material and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or Distributor, its subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;

(2)                                  any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or Distributor (or their respective Affiliates) a competitive advantage over its competitors;

(3)                                  all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how and trade secrets, whether or not patentable or copyrightable; and

(4)                                  anything designated as confidential.

B.                                     Notwithstanding the foregoing, information shall not be Confidential Information and shall not be subject to the confidentiality obligations hereunder if it:

(1)                                  is already known to the receiving party at the time it is obtained;

(2)                                  is or becomes publicly known or available through no wrongful act of the receiving party;

(3)                                  is rightfully received from a third party who, to the best of the receiving party’s knowledge, is not under a duty of confidentiality;

(4)                                  is released by the protected party to a third party without restriction;

Confidential and Proprietary

Not for Reproduction or Re-Distribution

(5)                                  is requested or required to be disclosed pursuant to a court order, subpoena, governmental or regulatory agency request or law;

(6)                                  is relevant to the defense of any claim or cause of action asserted against the receiving party;

(7)                                  is Fund information provided by Distributor in connection with an independent third party compliance or other review;

(8)                                  needs to be released by Distributor in connection with the provision of services under this Agreement; or

(9)                                  has been or is independently developed or obtained by the receiving party.

C.                                     Notwithstanding any provision herein to the contrary, each party hereto agrees that any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P (“Regulation S-P”), promulgated under the Gramm-Leach-Bliley Act (the “Act”), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement.  Each party agrees that (i) it will comply with Regulation S-P and the Act with respect to such information, and (ii) it will not disclose any Nonpublic Personal Information received in connection with this Agreement to any other party, except to the extent necessary to furnish the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act.

D.                                    The provisions of this Section X shall survive termination of this Agreement for a period of three (3) years after such termination.

XI.                                Standard of Care/Limitations of Liability.

A.                                   Distributor shall be under no duty to take any action hereunder on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by Distributor and the Fund in a written amendment hereto.

B.                                     Subject to the terms of this Section XI, Distributor shall be liable to the Fund (or any person or entity claiming through the Fund) for damages only to the extent caused by (i) Distributor’s own willful misfeasance, bad faith or gross negligence in the performance of its obligations or duties under this Agreement or in its compliance or  failure to comply with the laws, rules and regulations applicable to it in connection with its activities hereunder, or (ii) Distributor’s reckless disregard of its obligations or duties under this Agreement (collectively, the “Standard of Care”).

C.                                     Distributor’s liability to the Fund or any person or entity claiming through the Fund for any losses, claims, suits, controversies, breaches or damages of any

Confidential and Proprietary

Not for Reproduction or Re-Distribution

nature whatsoever (including but not limited to those arising out of or related to this Agreement) and regardless of the form of action or legal theory (each a “Loss”) shall not exceed the fees received by Distributor for services provided hereunder during the eighteen months immediately prior to the date of such Loss.

D.                                    Distributor shall not be liable for damages (including without limitation damages caused by delays, failure, errors, interruptions or losses of data) occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; national emergencies; public enemy; war; terrorism; riot; fire; flood; catastrophe; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; non-performance by a third party; failure of the mails; or functions or malfunctions of the internet, firewalls, encryption systems or security devices caused by any of the above.

E.                                      Distributor shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which Distributor reasonably believes to be genuine and authorized by the Advisor.  Distributor shall not be liable for any damages that are caused by actions or omissions taken by Distributor in accordance with Written Instructions, Oral Instructions or advice of counsel.  Distributor shall not be liable for any damages to the extent arising out of any action or omission to act by any prior service provider of the Fund or for any failure to discover any such action or omission.

F.                                      Neither Distributor nor its Affiliates shall be liable for any consequential, incidental, exemplary, punitive, special or indirect damages, whether or not the likelihood of such damages was known by Distributor or its Affiliates.

G.                                     Any claims (including the filing of a suit or, if applicable, commencement of arbitration proceedings) must be asserted by the Fund against Distributor or any of its Affiliates within eighteen months after the Fund becomes aware of the claim or is informed of specific facts that should alert it that a basis for such a claim might exist.

H.                                    Each party shall have a duty to mitigate damages for which the other party may become responsible.

I.                                         This Section XI shall survive termination of this Agreement.

Confidential and Proprietary

Not for Reproduction or Re-Distribution

XII.                            Indemnification.

A.                                   Unless Distributor fails to meet its Standard of Care (as defined in Section XI.B. above), the Fund agrees to indemnify and hold harmless Distributor and its Affiliates and any person who controls Distributor within the meaning of Section 15 of the 1933 Act, and their respective directors, officers, agents and employees, from and against all claims, costs, expenses, losses, damages, charges, payments and liabilities of any sort or kind (including attorneys’ fees and court costs, travel costs and other reasonable out-of-pocket costs related to dispute resolution) arising directly or indirectly from any action taken or omitted to be taken by Distributor in connection with this Agreement or the provision of services to the Fund.

B.                                     The Fund agrees to indemnify and hold harmless Distributor, its affiliates, and any person who controls Distributor within the meaning of Section 15 of the 1933 Act, and their respective directors, officers, agents and employees, from and against any and all claims, costs, expenses, losses, damages, charges, payments and liabilities of any sort or kind (including reasonable attorneys’ fees and court costs, travel costs and other reasonable out-of-pocket costs related to dispute resolution) which any such indemnified person may incur under the 1933 Act or any other statute, at common law or otherwise, arising out of or based upon:  (i) any untrue statement, or alleged untrue statement, of a material fact contained in any Registration Statement, Prospectus, Statement of Additional Information, or sales literature (including amendments and supplements thereto), (ii) any omission, or alleged omission, to state a material fact required to be stated in any Registration Statement, Prospectus, Statement of Additional Information or sales literature (including amendments or supplements thereto), necessary to make the statements therein not misleading; (iii) any failure by the Fund to qualify or register the Shares of the Fund as required by applicable federal or state laws, rules or regulations; or (vi) any transaction effected through the NSCC participant number established for the Fund by the Distributor; provided, however, that insofar as any such claims, costs, expenses, losses, damages, charges, payments or liabilities incurred under sub-section (i) and (ii) above arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission in any written information relating to Distributor furnished to the Fund specifically for inclusion in the Fund’s Registration Statement, Prospectus, Statement of Additional Information or sales literature (including amendments or supplements thereto), such indemnification is not applicable.

C.                                     The Fund acknowledges and agrees that in the event that Distributor, at the request of the Fund or any Fund, is required to give indemnification comparable to that set forth in this paragraph to any broker-dealer or other financial intermediary selling Shares of the Fund or servicing shareholders of the Fund and such broker-dealer or financial intermediary shall make a claim for

Confidential and Proprietary

Not for Reproduction or Re-Distribution

indemnification against Distributor, Distributor shall make a similar claim for indemnification against the Fund.  The Fund acknowledges and agrees that Distributor shall be indemnified hereunder for any such claim.

D.                                    Subject to the limitations of liability set forth in Section XI of this Agreement, Distributor agrees to indemnify and hold harmless the Fund and each Fund, their affiliates and each person who controls the Fund or a Fund within the meaning of Section 15 of the 1933 Act, and their respective directors, officers, agents and employees, from and against any and all claims, costs, expenses, losses, damages, charges, payments and liabilities of any sort or kind (including reasonable attorneys’ fees, and court costs, travel costs and other reasonable out of-pocket costs related to dispute resolution), which any such indemnified person may incur under the 1933 Act, or any other statute, at common law or otherwise arising out of or based upon any untrue statement of a material fact contained in any Registration Statement, Prospectus or Statement of Additional Information (including amendments and supplements thereto), or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading which untrue statement or omission was made in  any written information relating to Distributor furnished to the Fund specifically for inclusion in the Fund’s Registration Statement, Prospectus, Statement of Additional Information or sales literature (including amendments or supplements thereto).

E.                                      In any situation in which one party hereto (the “Indemnifying Party”) may be asked to indemnify, defend or hold harmless a party, entitled to indemnification hereunder (the “Indemnified Party”), the Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification (an “Indemnification Claim”) against the Indemnifying Party, although the failure to do so shall not prevent recovery by the Indemnified Party, and shall keep the Indemnifying Party advised with respect to all developments concerning such situation.  The Indemnifying Party shall have the option to defend the Indemnified Party against any Indemnification Claim which may be the subject of indemnification hereunder, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party, and thereupon the Indemnifying Party shall take over complete defense of the Indemnification Claim and the Indemnified Party shall sustain no further legal or other expenses in respect of such Indemnification Claim.  In the event that the Indemnifying Party does not elect to assume the defense of any such suit, or in case the Indemnified Party reasonably does not approve of counsel chosen by the Indemnifying Party, or in case there is a conflict of interest between the Indemnifying Party and the Indemnified Party, the Indemnifying Party will reimburse the Indemnified Party for the fees and expenses of any counsel retained by the Indemnified Party.  The Fund agrees

Confidential and Proprietary

Not for Reproduction or Re-Distribution

promptly to notify Distributor of the commencement of any litigation or proceedings against the Fund or any Fund or any of their officers or directors in connection with the issue and sale of any Shares.  The Indemnified Party will not confess or settle any Indemnification Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party’s prior written consent.

F.                                      This Section XII shall survive termination of this Agreement.

XIII.                    Duration and Termination.

This Agreement shall become effective on the date first written above and, unless sooner terminated as provided herein, shall continue for an initial two-year term and thereafter shall be renewed for successive one-year terms, provided such continuance is specifically approved at least annually by (i) the Fund’s Board of Directors or (ii) a vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by a majority of the Directors who are not parties to this Agreement and who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.  This Agreement is terminable without penalty, on at least sixty days’ prior written notice, by the Fund’s Board of Directors, by vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Fund, or by Distributor.  Subject to Section XVI, this Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).  In the event the Fund gives notice of termination, all expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor underwriter or other service provider, and all trailing expenses incurred by Distributor, will be borne by the Fund.

XIV.                     Notices.

All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) and delivered in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to the persons listed below at the following addresses:

To Distributor:

760 Moore Road

King of Prussia, PA 19406

Attention: President

Facsimile no.:(610) 382-8567

Confidential and Proprietary

Not for Reproduction or Re-Distribution

With a copy to:

Jodi Jamison

Chief Legal Officer

BNY Mellon Distributors Inc.

301 Bellevue Parkway

Wilmington, DE 19809

To the Fund:

Versus Global Multi-Manager Real Estate Income Fund LLC

9780 Mount Pyramid Court, Suite 400

Englewood, CO 80112

Attention:

Facsimile no.:

Each party may change its address by giving notice as herein provided.

XV.                           Amendments.

This Agreement, or any term hereof, may be changed or waived only by a written amendment, signed by both the Fund and the Distributor.

XVI.                       Assignment.

Distributor may assign its rights hereunder to any Affiliate to the extent permitted by the 1940 Act and the rules thereunder.  The Fund may also assign its rights hereunder to the extent permitted by the 1940 Act and the rules thereunder.  Any other assignment will result in immediate termination of this Agreement.

XVII.                   Non-Solicitation.

During the term of this Agreement and for one year thereafter, the Fund shall not (with the exceptions noted in the immediately succeeding sentence) knowingly solicit or recruit for employment or hire any of Distributor’s employees, and the Fund shall cause the sponsor, advisor or other Affiliates of the Fund or any Fund to not (with the exceptions noted in the immediately succeeding sentence) knowingly solicit or recruit for employment or hire any of Distributor’s employees.  To “knowingly” solicit, recruit or hire within the meaning of this provision does not include, and therefore does not prohibit, solicitation, recruitment or hiring of a Distributor employee by the Fund or any sponsor, advisor or other Affiliate of the Fund or any Fund if the Distributor employee was identified by such entity solely as a result of the Distributor employee’s response to a general advertisement by such entity in a publication of trade or industry interest or other similar general solicitation by such entity.

Confidential and Proprietary

Not for Reproduction or Re-Distribution

XVIII.               Miscellaneous.

A.                                   Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

B.                                     Further Actions.  Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

C.                                     Entire Agreement.  This Agreement and the related Fee Letter embody the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

D.                                    No Changes that Materially Affect Obligations.  Notwithstanding anything in this Agreement to the contrary, the Fund agrees not to make any modifications to its Registration Statement or adopt any policies which would affect materially the obligations or responsibilities of Distributor hereunder without the prior written approval of Distributor, which approval shall not be unreasonably withheld or delayed.

E.                                      Captions.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

F.                                      Information.  The Fund will provide such information and documentation as Distributor may reasonably request in connection with services provided by Distributor to the Fund or any Fund.

G.                                     Governing Law.  This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

H.                                    Partial Invalidity.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

I.                                         Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as may be explicitly stated in this Agreement, (i) this Agreement is not for the benefit of any other person or entity and (ii) there shall be no third party beneficiaries hereof except the Fund and each of the Fund.

Confidential and Proprietary

Not for Reproduction or Re-Distribution

J.                                        No Representations or Warranties.  Except as expressly provided in this Agreement, Distributor hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement.  Distributor disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

K.                                    Facsimile Signatures.  The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

L.                                      Customer Identification Program Notice. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003.  Consistent with this requirement, Distributor will request (or already has requested) each Fund’s name, address and taxpayer identification number or other government-issued identification number and, if such party is a natural person, that party’s date of birth. Distributor may also ask (and may have already asked) for additional identifying information, and Distributor may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

[Signature page follows.]

Confidential and Proprietary

Not for Reproduction or Re-Distribution

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

VERSUS GLOBAL MULTI-MANAGER REAL ESTATE INCOME FUND LLC

By:

Name:

Title:

Date:

BNY MELLON DISTRIBUTORS INC.

By:

Name:

Title:

Date:

Confidential and Proprietary

Not for Reproduction or Re-Distribution

EXHIBIT A

DISTRIBUTION AGREEMENT

(see attached)